SUB-ADVISORY AGREEMENT

                   TOUCHSTONE DIVERSIFIED SMALL CAP VALUE FUND
                          TOUCHSTONE FUNDS GROUP TRUST

      This SUB-ADVISORY AGREEMENT (this "Agreement") is made as of the close of business on December 1, 2008, by and between TOUCHSTONE ADVISORS, INC., an Ohio corporation (the "Advisor"), and FEDERATED CLOVER INVESTMENT ADVISORS, a division of Federated Global Investment Management Corp., a Delaware corporation (the "Sub-Advisor").

      WHEREAS, the Advisor is an investment advisor registered under the Investment Advisers Act of 1940, as amended, and has been retained by Touchstone Funds Group Trust (the "Trust"), a Delaware business trust organized pursuant to an Agreement and Declaration of Trust dated October 25, 1993 (as amended) and registered as an open-end diversified management investment company under the Investment Company Act of 1940 (the "1940 Act"), to provide investment advisory services with respect to certain assets of the Touchstone Diversified Small Cap Value Fund (the "Fund"); and

      WHEREAS, the Sub-Advisor also is an investment advisor registered under the Investment Advisers Act of 1940, as amended; and

      WHEREAS, the Advisor desires to retain the Sub-Advisor to furnish it with portfolio management services in connection with the Advisor's investment advisory activities on behalf of the Fund, and, subject to approval by the Trust's Board of Trustees and compliance with the terms of certain exemptive relief obtained from the United States Securities and Exchange Commission ("Commission"), Advisor may appoint Sub-Advisor, and this Agreement may become effective, without shareholder approval; and

      WHEREAS, the Sub-Advisor is willing to furnish such services to the Advisor and the Fund on the terms, and subject to the conditions, set forth in this Agreement;

      NOW THEREFORE, in consideration of the terms and conditions hereinafter set forth, it is agreed as follows:

      1. EMPLOYMENT OF THE SUB-ADVISOR. In accordance with and subject to the Investment Advisory Agreement between the Trust and the Advisor, attached hereto as Exhibit A (the "Advisory Agreement"), the Advisor hereby appoints the Sub-Advisor to manage, without prior consultation with the Advisor or the Trusts' Board of Trustees, the investment and reinvestment of that portion of the assets of the Fund allocated to it by the Advisor (the "Fund Assets"), in conformity with the Fund's currently effective Registration Statement, prospectus and Statement of Additional Information and subject to the general control and direction of the Advisor and the Trust's Board of Trustees, for the period and on the terms hereinafter set forth. The Sub-Advisor shall be afforded a reasonable amount of time after receiving notice of changes to the foregoing documents to implement any such changes. The Sub-Advisor hereby accepts such employment and agrees during such period to render the services and to perform the duties called for by this Agreement for the compensation herein provided. The Sub-Advisor shall at all times maintain its registration as an investment advisor under the Investment Advisers Act of 1940 (the "Advisers Act") and shall otherwise comply in all material respects with all applicable laws and regulations, both state and federal. The Sub-Advisor shall for all purposes herein be deemed an independent contractor and shall, except as expressly provided or authorized (whether herein or otherwise), have no authority to act for or represent the Trust in any way or otherwise be deemed an agent of the Trust or the Fund.


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      Advisor, on behalf of itself and the Trust, hereby appoints Sub-Advisor as attorney-in-fact for Advisor and the Trust (with respect to the Fund), with the authority to act by and on behalf of, and in the name of, the Advisor and the Trust (with respect to the Fund), including to open and maintain brokerage and other accounts, execute transactions and take other actions, as necessary or appropriate to act as Sub-Advisor to the Advisor and the Trust with respect to the Fund Assets on a basis consistent with this Agreement. If requested by Sub-Advisor, Advisor (on behalf of itself and the Fund) agrees to execute and deliver (or cause to be executed and delivered) to Sub-Advisor a mutually acceptable stand-alone limited power of attorney.

      2. DUTIES OF THE SUB-ADVISOR. The Sub-Advisor will provide the following services and undertake the following duties:

            a. The Sub-Advisor will manage the investment and reinvestment of the Fund Assets, subject to and in accordance with the investment objectives, policies and restrictions of the Fund and in conformity with the Fund's currently effective Registration Statement, prospectus and Statement of Additional Information and any directions which the Advisor or the Trust's Board of Trustees may give from time to time with respect to the Fund. In furtherance of the foregoing, the Sub-Advisor will make all determinations with respect to the investment of the Fund Assets and the purchase and sale of portfolio securities and shall take such steps as may be necessary or advisable to implement the same. The Sub-Advisor also will determine (either itself or through a proxy voting service engaged by Sub-Advisor) the manner in which voting rights, rights to consent to corporate action and any other rights pertaining to the portfolio securities will be exercised. The Sub-Advisor will render regular reports to the Trust's Board of Trustees and to the Advisor (or such other advisor or advisors as the Advisor shall engage to assist it in the evaluation of the performance and activities of the Sub-Advisor) as reasonably requested by the Advisor and agreed to by Sub-Advisor in its reasonable discretion.;

            b. Sub-Advisor may from time to time become aware of pricing discrepancies. If Sub-Advisor so becomes aware, the Sub-Advisor shall promptly notify the Advisor if the Sub-Advisor reasonably believes that the value of any security held by the Fund may not reflect fair value. Upon the reasonable request of Advisor, the Sub-Advisor agrees to provide any pricing information of which the Sub-Advisor is aware (and which Sub-Advisor can provide without violating applicable law or any confidentiality obligations) to the Advisor and/or any Fund pricing agent to assist in the determination of the fair value of any Fund holdings for which market quotations are not readily available or as otherwise required in accordance with the 1940 Act or the Fund's valuation procedures for the purpose of calculating the Fund's net asset value in accordance with procedures and methods established by the Board. Advisor acknowledges that Sub-Advisor is not the Fund's pricing agent.


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

            c. Regulatory Compliance.

            (i) The Sub-Advisor agrees to comply with the requirements of the 1940 Act, the Advisers Act, the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), the Commodity Exchange Act and the respective rules and regulations thereunder, as applicable, as well as with all other applicable federal and state laws, rules, regulations and case law that relate to the services and relationships described hereunder, in each case with respect to the Fund Assets sub-advised by Sub-Advisor, and to the conduct of its business as a registered investment adviser. In selecting the Fund's portfolio securities and performing the Sub-Advisor's obligations hereunder, the Sub-Advisor shall cause the Fund Assets to comply with the diversification and source of income requirements of Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), for qualification as a regulated investment company. The Sub-Advisor shall maintain compliance procedures that it reasonably believes are adequate to ensure the compliance with the foregoing. Given that Sub-Advisor is responsible for managing only the Fund Assets, in no event shall Sub-Advisor be responsible for compliance testing with respect to any assets of the Fund other than the Fund Assets sub-advised by Sub-Advisor.

            (ii) The Sub-Advisor has adopted a written code of ethics that it reasonably believes complies with the requirements of Rule 17j-1 under the 1940 Act, which it will provide to the Advisor and the Fund. The Sub-Advisor shall use commercially reasonable efforts to ensure that its Access Persons (as defined in the Sub-Advisor's Code of Ethics) comply in all material respects with the Sub-Advisor's Code of Ethics, as in effect from time to time. Upon reasonable request, the Sub-Advisor shall provide the Fund with (i) a copy of the Sub-Advisor's current Code of Ethics, as in effect from time to time, and (ii) a certification that it has adopted procedures reasonably designed to prevent Access Persons from engaging in any conduct prohibited by the Sub-Advisor's Code of Ethics. No less frequently than annually, the Sub-Advisor shall furnish a written report, which complies with the requirements of Rule 17j-1, concerning the Sub-Advisor's Code of Ethics to the Fund and the Advisor. The Sub-Advisor shall respond to reasonable requests for information from the Advisor as to violations of the Code by Access Persons and the sanctions imposed by the Sub-Advisor. The Sub-Advisor shall promptly notify the Advisor of any material violation of the Code, whether or not such violation relates to a security held by any Fund.

            (iii) The Sub-Advisor shall notify the Trust's Chief Compliance Officer and Advisor promptly upon detection of (i) any material failure to manage any Fund in accordance with its investment objectives and policies or any applicable law; or (ii) any material breach of any of the Fund's or the Adviser's policies, guidelines or procedures that have been made known to Sub-Advisor in writing. In addition, the Sub-Advisor shall provide a quarterly report regarding each Fund's compliance with its investment objectives and policies and applicable law, including, but not limited to the 1940 Act, the Code, and the Fund's and the Advisor's policies, guidelines or procedures as applicable to the Sub-Advisor's obligations under this Agreement. The Sub-Advisor acknowledges and agrees that the Advisor may, in its discretion, provide such quarterly compliance certifications to the Board. The Sub-Advisor agrees to take reasonable actions to correct any such failure promptly and to take any action that the Board and/or the Advisor may reasonably request in connection with any such breach. The Sub-Advisor shall also provide the officers of the Trust with reasonable supporting certifications in connection with such certifications of Fund financial statements and disclosure controls pursuant to the Sarbanes-Oxley Act. Unless prohibited by applicable law, the Sub-Advisor will promptly notify the Trust in the event (i) the Sub-Advisor is served or otherwise receives notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board, or body, involving the affairs of the Trust (excluding class action suits in which a Fund is a member of the plaintiff class by reason of the Fund's ownership of shares in the defendant) or the compliance by the Sub-Advisor with the federal or state securities laws or
      (ii) the controlling stockholder of the Sub-Advisor changes or an actual change in control resulting in an "assignment" (as defined in the 1940
      Act) has occurred or an agreement involving transactions, which if consummated, would result in such an "assignment" has been entered into.


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

            (iv) The Sub-Advisor shall maintain separate books and detailed records of all matters pertaining to the Fund Assets advised by the Sub-Advisor required by Rule 31a-1 under the 1940 Act (other than those records being maintained by the Advisor, custodian or transfer agent appointed by the Fund) relating to its responsibilities provided hereunder with respect to the Fund, and shall preserve such records for the periods and in a manner prescribed therefore by Rule 31a-2 under the 1940 Act (the "Fund Books and Records" ). The Fund Books and Records shall be available to the Advisor and the Board at any time upon request shall be delivered to the Trust upon the termination of this Agreement and shall be available for telecopying without unreasonable delay during any day the Fund is open for business; provided that Sub-Advisor may retain copies of such records, subject to the obligations of confidentiality set forth in Section 12 of this Agreement, to the extent Sub-Advisor reasonably believes it is necessary for Sub-Advisor to do so in order to comply with applicable law.

            d. The Sub-Advisor hereby provides (i) permission to use the Sub-Advisor's name as provided in Section 5, (ii) permission to use the past performance and investment history of the Sub-Advisor with respect to a composite of other funds managed by the Sub-Advisor that are comparable, in investment objective and composition, to the Fund, (iii) access to the individual(s) responsible for day-to-day management of the Fund for marketing conferences, teleconferences and other activities involving the promotion of the Fund, subject to the reasonable request of the Advisor, and (iv) permission to use biographical and historical data of the Sub-Advisor and individual manager(s) as required by applicable law in the Fund's Registration Statement or other disclosures. Advisor (on behalf of itself and the Trust) agrees to comply with any reasonable guidelines regarding the use of Sub-Advisor's name, and any performance history, biographical data, or historical data that Sub-Advisor may from time to time, in its discretion, provide in writing to Advisor and the Trust.


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

            e. The Sub-Advisor will, in the name of the Fund, place orders for the execution of all portfolio transactions in accordance with the policies with respect thereto set forth in the Trust's registration statements under the 1940 Act and the Securities Act of 1933, as such registration statements may be in effect from time to time. When placing orders with brokers and dealers, the Sub-Advisor's primary objective shall be to seek to obtain the best execution available for the Fund, and in placing such orders the Sub-Advisor may consider a number of factors, including, without limitation, the overall direct net economic result to the Fund (including commissions, which may not be the lowest available but ordinarily should not be higher than the generally prevailing competitive range), the financial strength and stability of the broker, the efficiency with which the transaction will be effected, the ability to effect the transaction at all where a large block is involved and the availability of the broker or dealer to stand ready to execute possibly difficult transactions in the future. Consistent with the Conduct Rules of the Financial Industry Regulatory Authority, and subject to seeking best execution and compliance with Rule 12b-1(h) under the 1940 Act, the Sub-Advisor may select brokers and dealers to execute portfolio transactions of the Fund that promote or sell shares of the Fund. The Sub-Advisor is specifically authorized, to the extent authorized by law (including, without limitation, Section 28(e) of the 1934 Act) to pay a broker or dealer who provides research services to the Sub-Advisor an amount of commission for effecting a portfolio transaction in excess of the amount of commission another broker or dealer would have charged for effecting such transaction, in recognition of such additional research services rendered by the broker or dealer, but only if the Sub-Advisor determines in good faith that the excess commission is reasonable in relation to the value of the brokerage and research services provided by such broker or dealer viewed in terms of the particular transaction or the Sub-Advisor's overall responsibilities with respect to discretionary accounts that it manages, the Fund derives or will derive a reasonable benefit from such research services to the extent required under applicable law, and the Sub-Advisor acts in accordance with its applicable policies and procedures in effect from time to time. The Sub-Advisor will present a written report to the Board of Trustees of the Trust, at least quarterly, indicating total brokerage expenses, actual or imputed, as well as the services obtained in consideration for such expenses, broken down by broker-dealer and containing such information as the Board of Trustees reasonably shall request.

            f. The Sub-Advisor shall maintain errors and omissions insurance coverage in an amount Sub-Advisor reasonably believes is appropriate and shall provide prior written notice to the Trust (i) of any material changes in its insurance policies or insurance coverage; or (ii), unless prohibited by applicable law, of any material claims made on its insurance policies. Furthermore, the Sub-Advisor shall, upon reasonable request, provide the Trust with any information it may reasonably require concerning the amount of or scope of such insurance.

            g. In the event of any reorganization or other material change in the Sub-Advisor, its investment principals, supervisors or members of its investment (or comparable) committee, the Sub-Advisor shall give the Advisor and the Trust's Board of Trustees written notice of such reorganization or change within a reasonable time (but not later than 30 days) after such reorganization or change.


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

            h. The Sub-Advisor will bear its expenses of providing services to the Fund pursuant to this Agreement, except such expenses as are expressly undertaken by the Advisor or the Trust whether undertaken by the Advisor, the Trust in this Agreement or the Advisory Agreement, or otherwise.

            i. Sub-Advisor utilizes personnel of Sub-Advisor's affiliate, Federated Advisory Services Company, a Delaware statutory trust and registered investment adviser ("FASCO"), to provide certain trading, transaction settlement, fundamental analysis, quantitative analysis, performance attribution, risk management and administrative services to Sub-Advisor pursuant to an agreement between Sub-Advisor and FASCO. Sub-Advisor will compensate FASCO for such services out of Sub-Advisor's compensation received under this Agreement. There will be no separate fee to Advisor or the Trust for the services provided by FASCO to Sub-Advisor. For the limited purposes described in this Section 2(i), references to the "Sub-Advisor" in this Agreement shall be considered to also include references to "FASCO" (including, without limitation, for the purposes of Sections 6 and 7). The Sub-Adviser expressly agrees that nothing in this
      Section 2(i) shall relieve the Sub-Advisor of its obligations under this Agreement.

      3. COMPENSATION OF THE SUB-ADVISOR.

            a. As compensation for the services to be rendered and duties undertaken hereunder by the Sub-Advisor, the Advisor will pay to the Sub-Advisor a monthly fee equal on an annual basis to 0.45% without regard to any total expense limitation of the Trust or the Advisor. Such fee shall be computed and accrued daily. If the Sub-Advisor serves in such capacity for less than the whole of any period specified in this Section 3a, the compensation to the Sub-Advisor shall be prorated. For purposes of calculating the Sub-Advisor's fee, the daily value of the Fund Assets shall be computed by the same method as the Trust uses to compute the net asset value of the Fund for purposes of purchases and redemptions of shares thereof.

            b. The Sub-Advisor reserves the right to waive all or a part of its fees hereunder.

      4. ACTIVITIES OF THE SUB-ADVISOR. It is understood that the Sub-Advisor may perform investment advisory services for various other clients, including other investment companies. The Trust and the Advisor further acknowledge that the Sub-Advisor may form or serve as an investment advisor or sub-advisor to future funds, which have the same, similar, or overlapping investment objectives. Provided, however that the Sub-Advisor represents and warrants that it has no arrangement or understanding with any party, other than the Trust, that would influence the decision of the Sub-Advisor with respect to its selection of securities for the Fund, and that all selections shall be done in accordance with what Sub-Advisor reasonably believes is in the best interest of the Fund and in a manner consistent with Sub-Advisor's fiduciary duty and Sub-Advisor's compliance policies as in effect from time to time (including its policies regarding allocation of investments).


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      The Sub-Advisor has supplied to the Advisor and the Trust copies of its
Form ADV with all exhibits and attachments thereto (including the financial statements of Sub-Advisor's ultimate parent company into which Sub-Advisor's financials are consolidated) and will hereafter supply to the Advisor, promptly upon the preparation thereof, copies of all amendments or restatements of such document.

      5. USE OF NAMES. Throughout the term of this Agreement, neither the Advisor nor the Trust shall use the name of the Sub-Advisor in any prospectus, sales literature or other material relating to the Advisor or the Trust in any manner not approved in advance by the Sub-Advisor; provided, however, that the Sub-Advisor will approve all uses of its name which merely refer in accurate terms to its appointment hereunder or which are required or permitted by the SEC or a state securities commission; and provided further, that in no event shall such approval be unreasonably withheld. Advisor (on behalf of itself and the Trust) agrees to comply with any reasonable guidelines regarding the use of Sub-Advisor's name that Sub-Advisor may from time to time provide in writing to Advisor and the Trust. Throughout the term of this Agreement, the Sub-Advisor shall not use the name of the Advisor or the Trust in any material relating to the Sub-Advisor in any manner not approved in advance by the Advisor or the Trust, as the case may be; provided, however, that the Advisor and the Trust shall each approve all uses of their respective names which merely refer in accurate terms to the appointment of the Sub-Advisor hereunder or which are required or permitted by the SEC or a state securities commission; and, provided further, that in no event shall such approval be unreasonably withheld.

      6. LIABILITY; LIMITATION OF SUB-ADVISOR LIABILITY.

            a. The Sub-Advisor shall indemnify and hold harmless the Trust and all affiliated persons thereof (within the meaning of Section 2(a)(3) of the 1940 Act) and all controlling persons (as described in Section 15 of the 1933 Act) (collectively, the "Advisor Indemnitees") against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) by reason of or arising out of: (a) the Sub-Advisor being in material violation of any applicable federal or state law, rule or regulation or any investment policy or restriction set forth in the Funds' Registration Statement or any written guidelines or instruction provided in writing by the Board, or (b) the Sub-Advisor's willful misfeasance, bad faith or gross negligence generally in the performance of its duties hereunder or its reckless disregard of its obligations and duties under this Agreement. For the avoidance of doubt, and without limiting the foregoing, Sub-Advisor's indemnification obligations under this Section 6(a) will include losses, claims, damages, liabilities and litigation (including reasonable legal and other expenses) suffered or incurred by Advisor Indemnitees by reason of or arising out of the Fund's, Trust's or Advisor's material violation of applicable federal or state law, rule or regulation or any investment policy or restriction set forth in the Funds' Registration Statement or in any written guidelines or instruction provided in writing by the Board, in each case, to the extent caused by Sub-Advisor's material violation (as contemplated in clause (a) above) or Sub-Advisor's willful misfeasance, bad faith or gross negligence (as contemplated in clause (b) above). As used in this
      Section 6(a), the term "Sub-Advisor" shall include the Sub-Advisor and/or any of its affiliates and the directors, officers and employees of the Sub-Advisor and/or any of its affiliates.


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

            b. The Advisor shall indemnify and hold harmless the Sub-Advisor and all affiliated persons thereof (within the meaning of Section 2(a)(3) of the 1940 Act) and all controlling persons (as described in Section 15 of the 1933 Act) (collectively, the "Sub-Advisor Indemnitees") against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) , other than such losses, claims, damages, liabilities or litigation caused by the the Sub-Advisor's material violation of any applicable federal or state law, rule or regulation or any investment policy or restriction set forth in the Funds' Registration Statement or any written guidelines or instruction provided in writing by the Board, or the Sub-Advisor's willful misfeasance, bad faith or gross negligence generally in the performance of its duties hereunder or its reckless disregard of its obligations and duties under this Agreement, as contemplated by Section 6(a) of this Agreement, by reason of or arising out of: (a) the Advisor, the Trust or the Fund being in material violation of any applicable federal or state law, rule or regulation or any investment policy or restriction set forth in the Funds' Registration Statement or any written guidelines or instruction provided in writing by the Board, (b) the operation of the Trust and Fund, or (c) the Advisor's, Trust's or Fund's willful misfeasance, bad faith or gross negligence generally in the performance of their respective duties hereunder or its reckless disregard of their respective obligations and duties under this Agreement. As used in this Section 6(b), the terms "Advisor," "Trust" and "Fund" shall include the Advisor, Trust and Fund, respectively, and/or any of their respective affiliates and the directors, officers and employees of any of them and/or any of their affiliates.

            c. The duties of the Sub-Advisor shall be confined to those expressly set forth herein, and no implied duties are assumed by or may be asserted against the Sub-Advisor hereunder. The Sub-Advisor shall not be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in carrying out its duties hereunder, except a loss resulting from willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties hereunder, except as may otherwise be provided under provisions of applicable state law or Federal securities law which cannot be waived or modified hereby. As used in this Section 6(c), the term "Sub-Advisor" shall include the Sub-Advisor and/or any of its affiliates and the directors, officers and employees of the Sub-Advisor and/or any of its affiliates.

      7. LIMITATION OF TRUST'S LIABILITY. The Sub-Advisor acknowledges that it has received notice of and accepts the limitations upon the Trust's liability set forth in its Declaration of Trust. The Sub-Advisor agrees that (i) the Trust's obligations to the Sub-Advisor under this Agreement (or indirectly under the Advisory Agreement) shall be limited in any event to the Fund Assets and
(ii) the Sub-Advisor shall not seek satisfaction of any such obligation from the holders of shares of the Fund, other than the Advisor, nor from any Trustee, officer, employee or agent of the Trust.


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

      8. FORCE MAJEURE. The Sub-Advisor shall not be liable for delays or errors occurring by reason of circumstances beyond its control, including but not limited to acts of civil or military authority, national emergencies, work stoppages, fire, flood, catastrophe, acts of God, insurrection, war, terrorism, riot, or failure of communication or power supply. In the event of equipment breakdowns beyond its control, the Sub-Advisor shall take commercially reasonable steps to minimize service interruptions but shall have no liability with respect thereto.

      9. RENEWAL, TERMINATION AND AMENDMENT.

            a. This Agreement shall continue in effect, unless sooner terminated as hereinafter provided, until November 30, 2010; and it shall continue thereafter provided that such continuance is specifically approved by the parties and, in addition, at least annually by (i) the vote of the holders of a majority of the outstanding voting securities (as herein defined) of the Fund or by vote of a majority of the Trust's Board of Trustees and
      (ii) by the vote of a majority of the Trustees who are not parties to this Agreement or interested persons of either the Advisor or the Sub-Advisor, cast in person at a meeting called for the purpose of voting on such approval.

            b. This Agreement may be terminated at any time, without payment of any penalty, (i) by the Advisor upon not more than sixty (60) days' nor less than thirty (30) days' written notice delivered or mailed by registered mail, postage prepaid, to the Sub-Advisor; (ii) by the Sub-Advisor upon not less than sixty (60) days' written notice delivered or mailed by registered mail, postage prepaid, to the Advisor; or (iii) by the Trust upon either (y) the majority vote of its Board or (z) the affirmative vote of a majority of the outstanding voting securities of the Fund. This Agreement shall terminate automatically in the event of its assignment. Subject to the foregoing sentence, this Agreement shall be binding upon the parties and their respective successors and assigns.

            c. This Agreement may be amended at any time by the parties hereto in a writing signed by each of the parties hereto, subject to approval by the Trust's Board of Trustees and, if required by applicable SEC rules and regulations, a vote of the majority of the outstanding voting securities of the Fund affected by such change.

            d. The terms "assignment," "interested persons" and "majority of the outstanding voting securities" shall have the meaning set forth for such terms in the 1940 Act.

      10. SEVERABILITY. If any provision of this Agreement shall become or shall be found to be invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

      11. NOTICE. Any notices under this Agreement shall be in writing addressed and delivered personally (or by telecopy) or mailed postage-paid, to the other party at such address as such other party may designate in accordance with this paragraph for the receipt of such notice. Until further notice to the other party, it is agreed that the address of the Trust and that of the Advisor for this purpose shall be 303 Broadway, Suite 1100, Cincinnati, Ohio 45202 and that the address of the Sub-Advisor shall be: Federated Clover Investment Advisors, a division of Federated Global Investment Management Corp., 400 Meridian Center, Suite 200, Rochester, New York 14618-3991, Attention: Stephen J. Carl, with a copy to Federated Global Investment Management Corp., c/o Federated Advisory Services Company, Federated Investors Tower, 24th Floor, 1001 Liberty Avenue, Pittsburgh, PA 15222-3779, Attention: Carol Kayworth, Director, Investment Administration.


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

      12. CONFIDENTIALITY. All information and advice furnished by one party to the other party (including their respective agents, employees and representatives) hereunder shall be treated as confidential and shall not be disclosed to unaffiliated third parties, except as may be necessary to comply with applicable laws, rules and regulations, subpoenas or court orders or expressly permitted under applicable law. Without limiting the foregoing, Advisor acknowledges that the securities holdings of the Fund constitute information of value to the Sub-Advisor, and agrees: (1) not to use for any purpose, other than for Advisor or the Fund, or their agents, to supervise or monitor the Sub-Advisor, the holdings or other trading-related information of the Fund; and (2) not to disclose the Fund's holdings, except: (a) as required or expressly permitted by applicable law or regulation; (b) as required by state or federal regulatory authorities; (c) to the Board of Trustees of the Trust, counsel to the Board, counsel to the Trust, the administrator or any sub-administrator, the independent accountants and any other agent of the Trust;
(d) in accordance with the Fund's portfolio holdings policies and procedures; or
(e) as otherwise agreed to by the parties hereto in writing. Further, Advisor agrees that information supplied by the Sub-Advisor, including approved lists, internal procedures, compliance procedures and any board materials, is valuable to the Sub-Advisor, and Advisor agrees not to disclose any of the information contained in such materials, except: (i) as required by applicable law or regulation; (ii) as required by state or federal regulatory authorities; (iii) to the Board of Trustees of the Trust, counsel to the Board, counsel to the Trust, the administrator or any sub-administrator, the independent accountants and any other agent of the Trust; or (iv) as otherwise agreed to by the parties hereto in writing.

      13. REPRESENTATIONS AND WARRANTIES.

            a. The Sub-Advisor hereby represents and warrants to the Fund and Advisor that:

            i. The Sub-Advisor has the authority to execute and deliver this Agreement and has obtained all required governmental and regulatory licenses, registrations and approvals required by law as may be necessary to perform its obligations under this Agreement, including without limitation registration as an investment adviser under the Investment Advisers Act of 1940, as amended, and will maintain and renew any required licenses, registrations, approvals and memberships during the term of this Agreement;

            ii. There is no pending, or to the best of its knowledge, threatened or contemplated action, suit or proceeding before or by any court, governmental, administrative or self-regulatory body or arbitration panel to which the Sub-Advisor or any of its principals is a party, or to which any of the assets of the Sub-Advisor is subject, which reasonably might be expected to (A) result in any material adverse change in the Sub-Advisor's condition (financial or otherwise), business or prospects, (B) affect adversely in any material respect any of the Sub-Advisor's assets, or (C) materially impair the Sub-Advisor's ability to discharge its obligations under this Agreement; and the Sub-Advisor has not received any notice of a current investigation by the Commission or any state regarding U.S. federal or state securities laws, regulations or rules; and

            iii. All references in the Fund's registration statement concerning the Sub-Advisor and its affiliates and the controlling persons, affiliates, stockholders, directors, officers and employees of any of the foregoing provided to Advisor by the Sub-Advisor or approved by the Sub-Advisor for use in such registration statement, as well as all performance information provided to Advisor by the Sub-Advisor or approved by the Sub-Advisor for use by Advisor, are accurate in all material respects and do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make such information not misleading.

      The foregoing representations and warranties shall be continuing during the term of this Agreement.

            b. Advisor hereby represents and warrants to the Sub-Advisor that:

            i. Advisor has all requisite corporate power and authority under the laws of the State of Ohio and federal securities laws and under the Advisory Agreement with the Trust (with respect to the Fund) to execute, deliver and perform this Agreement;

            ii. Advisor is a registered investment adviser under the Investment Advisers Act of 1940, as amended, and is in compliance with all other required registrations and approvals under applicable federal and state law as may be necessary to perform its obligations under this Agreement and under the Advisory Agreement and to act as contemplated by the Trust's governing documents and the Trust's registration statement, and will maintain and renew any required licenses, registrations, approvals and memberships during the term of this Agreement;

            iii. Advisor, the Trust and the Fund have complied with all registrations required by, and will comply, with all applicable laws and the rules and regulations of the Commission;

            iv. Advisor has received a copy of Part II of Sub-Advisor's Form ADV; and

            v. There is no pending, or to the best of its knowledge, threatened or contemplated action, suit or proceeding before or by any court, governmental, administrative or self-regulatory body or arbitration panel to which Advisor, the Trust or the Fund or any of their respective principals is a party, or to which any of their respective assets are subject, which might reasonably be expected to (i) result in any material adverse change in Advisor's, the Trust's or the Fund's condition (financial or otherwise), business or prospects, (ii) affect adversely in any material respect any of Advisor's, the Trust's or the Fund's assets, or (iii) materially impair Advisor's ability to discharge its obligations under this Agreement; and neither Advisor, the Trust nor the Fund has received any notice of a current investigation by the Commission or any state regarding U.S. federal or state securities laws, regulations or rules.

      The foregoing representations and warranties shall be continuing during the term of this Agreement.

      14. MISCELLANEOUS. Each party agrees to perform such further actions and execute such further documents as are reasonably necessary to effectuate the purposes hereof. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware and each party consents to the jurisdiction of courts, both state or federal, in Ohio, with respect to any dispute under this Agreement.. The captions in this Agreement are included for convenience only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement constitutes the entire agreement among the parties hereto with respect to the matters referred to herein, and no other agreement, oral or otherwise, shall be binding on the parties hereto. No failure or delay on the part of any party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

THE REMAINDER OF THIS PAGE HAS BEEN LEFT INTENTIONALLY BLANK

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered in their names and on their behalf by the undersigned, thereunto duly authorized, all as of the day and year first above written.

                                    TOUCHSTONE ADVISORS, INC.
Attest:

                                    By: /s/ William A. Dent
----------------------------------      ----------------------------------------
                                        William A. Dent
Name:                                   Senior Vice President, Advisory Services
     -----------------------------

Title:
      ----------------------------

                                    FEDERATED CLOVER INVESTMENT
                                    ADVISORS, A DIVISION OF
                                    FEDERATED GLOBAL INVESTMENT
                                    MANAGEMENT CORP.
Attest:

                                    By:    /s/ John B. Fisher
----------------------------------         -------------------------------------

Name:                               Name:  John B. Fisher
     -----------------------------       ---------------------------------------

Title:                              Title:   President
      ----------------------------        --------------------------------------